EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




                                    State or Other
                                   Jurisdiction of                    Percentage
                                    Incorporation                     Ownership
                                    -------------                     ---------
Parent
------

First South Bancorp, Inc.           Virginia

Subsidiary
----------

First South Bank                    North Carolina                     100%

Subsidiaries of First South Bank
--------------------------------

First South Investments, Inc.       North Carolina                     100%

First South Leasing, LLC            North Carolina                     100%